Exhibit 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP THE ORRICK BUILDING 405 HOWARD STREET SAN FRANCISCO, CALIFORNIA 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 WWW.ORRICK.COM

November 25, 2008

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

Re:	Thornburg Mortgage, Inc.

Registration Statement (File No. 333-149769)

Ladies and Gentlemen:

With respect to $1,265,579,262 aggregate principal amount of Senior Subordinated Notes due 2015 (the “Notes”) to be sold from time to time by selling security holders of Thornburg Mortgage, Inc. (the “Company”) under the Registration Statement on Form S-3 (File No. 333-149769), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 17, 2008, as amended by Post-Effective Amendment No. 1 filed with the Commission on July 30, 2008 (the “Registration Statement”), and the related prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by the Prospectus Supplement, dated November 25, 2008 (the “Prospectus Supplement”) and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations promulgated under the Securities Act of the 1933, as amended, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, the Indenture between the Company and Wilmington Trust Company, as trustee (the “Trustee”), dated as of March 31, 2008, as supplemented by the First Supplemental Indenture, dated as of September 30, 2008 (together, the “Indenture”), pursuant to which the Notes were issued, and an opinion of Venable LLP with respect to certain matters under the Maryland General Corporation Law (the “Venable Opinion”). The Company is filing this opinion letter with the Commission on a Current Report on Form 8-K.

We also have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of the of the opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, we are of the opinion that the Notes constitute the legal, valid and binding obligations of the Company.

Thornburg Mortgage, Inc.

November 25, 2008

The opinion set forth above is subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers or conveyances, preferences and equitable subordination); and (b) general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance of injunctive relief (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinion expressed herein is limited to the federal laws of the United States of America and the laws of the State of New York. With respect to matters of the Maryland General Corporation Law, we have relied exclusively upon the Venable Opinion.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement which incorporates the Current Report by reference. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations promulgate thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP